Second Quarter Fiscal 2026 Financial Results

2 Forward-Looking Statements This presentation includes certain statements that are “forward-looking” statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are made based on management’s current expectations and beliefs regarding future and anticipated developments and their effects upon THOR, and inherently involve uncertainties and risks. These forward-looking statements are not a guarantee of future performance. We cannot assure you that actual results will not differ materially from our expectations. Factors which could cause materially different results include, among others: the impact of inflation on the cost of our products as well as on general consumer demand; the effect of raw material and commodity price fluctuations, including the impact of tariffs, and/or raw material, commodity or chassis supply constraints; the impact of war, military conflict, terrorism and/or cyber-attacks, including state-sponsored or ransom attacks; the impact of sudden or significant adverse changes in the cost and/or availability of energy or fuel, including those caused by geopolitical events, on our costs of operation, on raw material prices, on our suppliers, on our independent dealers or on retail customers; the dependence on a small group of suppliers for certain components used in production, including chassis; interest rates and interest rate fluctuations and their potential impact on the general economy and, specifically, on our independent dealers and consumers and our profitability; the ability to ramp production up or down quickly in response to rapid changes in demand or market share while also managing associated costs, including labor-related costs and production capacity costs; the level and magnitude of warranty and recall claims incurred; the ability of our suppliers to financially support any defects in their products; the financial health of our independent dealers and their ability to successfully manage through various economic conditions; legislative, trade, regulatory and tax law and/or policy developments including their potential impact on our independent dealers, retail customers or on our suppliers; the costs of compliance with governmental regulation; the impact of an adverse outcome or conclusion related to current or future litigation or regulatory audits or investigations; public perception of and the costs related to environmental, social and governance matters; legal and compliance issues including those that may arise in conjunction with recently completed transactions; the ability to realize anticipated benefits of strategic realignments or other reorganizational actions; the level of consumer confidence and the level of discretionary consumer spending; the impact of exchange rate fluctuations; restrictive lending practices which could negatively impact our independent dealers and/or retail consumers; management changes; the success of new and existing products and services; the ability to maintain strong brands and develop innovative products that meet consumer demands; changes in consumer preferences; the risks associated with acquisitions, including: the pace and successful closing of an acquisition, the integration and financial impact thereof, the level of achievement of anticipated operating synergies from acquisitions, the potential for unknown or understated liabilities related to acquisitions, the potential loss of existing customers of acquisitions and our ability to retain key management personnel of acquired companies; a shortage of necessary personnel for production and increasing labor costs and related employee benefits to attract and retain production personnel in times of high demand; the loss or reduction of sales to key independent dealers, and stocking level decisions of our independent dealers; disruption of the delivery of units to independent dealers or the disruption of delivery of raw materials, including chassis, to our facilities; increasing costs for freight and transportation; the ability to protect our information technology systems, including confidential and personal information, from data breaches, cyber-attacks and/or network disruptions; asset impairment charges; competition; the impact of losses under repurchase agreements; the impact of the strength of the U.S. dollar on international demand for products priced in U.S. dollars; general economic, market, public health and political conditions in the various countries in which our products are produced and/or sold; the impact of adverse weather conditions and/or weather-related events; the impact of changing emissions and other related climate change regulations in the various jurisdictions in which our products are produced, used and/or sold; changes to our investment and capital allocation strategies or other facets of our strategic plan; and changes in market liquidity conditions, credit ratings and other factors that may impact our access to future funding and the cost of debt. These and other risks and uncertainties are discussed more fully in our Quarterly Report on Form 10-Q for the quarter ended January 31, 2026 and in Item 1A of our Annual Report on Form 10-K for the year ended July 31, 2025. We disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this presentation or to reflect any change in our expectations after the date hereof or any change in events, conditions or circumstances on which any statement is based, except as required by law.

3 Together, the THOR family of companies represents the world’s largest manufacturer of recreational vehicles. We offer a comprehensive range of RVs to inspire and empower everyone to Go Everywhere; Stay Anywhere. (1) $ in thousands (2) As compared to the fiscal quarter ended January 31, 2025 Other, net $153,828 7.3% North American Motorized $577,071 27.1% North American Towable $710,485 33.4% European $684,472 32.2% SECOND QUARTER FISCAL 2026 $2.13 billion +5.3% (2) Other, net $131,078 6.6% North American Motorized $446,298 22.1% North American Towable $828,266 41.0% European $612,465 30.3% SECOND QUARTER FISCAL 2025 $2.02 billion THOR CONSOLIDATED NET SALES (1)

Second Quarter Summary

THOR's results reflect continued execution in line with our expectations in a challenging retail environment

($ in thousands)	Q2 FY 2026	Q2 FY 2025	Change	FYTD 2026	FYTD 2025	Change
Net Sales						
North American Towable	$ 710,485	$ 828,266	(14.2)%	$ 1,607,575	$ 1,727,044	(6.9)%
North American Motorized	577,071	446,298	29.3 %	1,238,167	951,506	30.1 %
European	684,472	612,465	11.8 %	1,339,951	1,217,368	10.1 %
Other, net	153,828	131,078	17.4 %	329,286	264,973	24.3 %
Total	$ 2,125,856	$ 2,018,107	5.3 %	$ 4,514,979	$ 4,160,891	8.5 %
Gross Profit Margin %	11.8%	12.1%	(30) bps	12.7%	12.7%	— bps
Net Income (Loss) (1)	$ 17,803	$ (551)	n/m	$ 39,472	$ (2,383)	n/m
Diluted Earnings (Loss) per Share (1)	$ 0.34	$ (0.01)	n/m	$ 0.75	$ (0.04)	n/m
EBITDA (2)	$ 95,290	$ 76,344	24.8 %	$ 202,830	$ 158,077	28.3 %
Adjusted EBITDA (2)	$ 98,054	$ 87,015	12.7 %	$ 229,059	$ 194,797	17.6 %

Second Quarter Financial Highlights

- North American Motorized results meaningfully outpaced the prior-year period, with strong performance on both the top and bottom lines
- Net income attributable to THOR was aided by gains associated with real estate transactions as we continue to strategically optimize our footprint
- The strategic evolution of THOR's North American RV operating model, announced after quarter end on February 23, 2026, positions the Company to further optimize efficiency, enhance collaboration across brands and strengthen our long-term competitive advantage

THOR

(1) Attributable to THOR Industries, Inc.
(2) See the Appendix to this presentation for reconciliation of non-GAAP measures to the most directly comparable GAAP financial measures

4

North American Towable Segment

	Q2 FY 2026	Q2 FY 2025	Change	FYTD 2026	FYTD 2025	Change
Net Sales [1]	$ 710,485	$ 828,266	(14.2)%	$1,607,575	$1,727,044	(6.9)%
Gross Profit Margin %	10.6%	11.1%	(50) bps	12.1%	11.8%	+30 bps
Income Before Income Taxes [1]	$ 31,195	$ 28,152	10.8 %	$ 77,666	$ 74,973	3.6 %
Wholesale Shipments [2]	21,577	28,013	(23.0)%	47,384	58,031	(18.3)%
Average Sales Price	$ 32,928	$ 29,567	11.4 %	$ 33,927	$ 29,761	14.0 %

	As of 1/31/2026	As of 1/31/2025	Change
Backlog [1]	$ 621,461	$ 1,073,758	(42.1)%
Dealer Inventory [3]	67,740	76,180	(11.1)%

Fiscal 2026 Second Quarter Key Drivers

- Net sales decreased 14.2% due to a 23.0% decline in unit shipments as we continued to work with our independent dealers to manage channel inventory throughout the winter months
- Gross margin percentage declined just 50 basis points despite the reduction in unit shipment volume as higher material and overhead costs were partially offset by lower warranty costs and a favorable shift in product mix towards fifth wheels
- Income before income taxes includes gains on sales of assets of $9.5 million and $13.1 million for the three and six months ended January 31, 2026, respectively, compared to $0.3 million and $2.7 million in the corresponding prior-year periods, respectively
- Independent dealer inventory of THOR Towable products at January 31, 2026 fell 11.1% year-over-year but increased 11.3% sequentially in advance of the upcoming spring selling season



THOR

[1] $ in thousands; [2] in units; [3] Independent dealer inventory of THOR products, in units

5

North American Motorized Segment

	Q2 FY 2026	Q2 FY 2025	Change	FYTD 2026	FYTD 2025	Change
Net Sales (1)	$ 577,071	$ 446,298	29.3 %	$1,238,167	$ 951,506	30.1 %
Gross Profit Margin %	9.5%	7.8%	+170 bps	10.2%	8.1%	+210 bps
Income Before Income Taxes (1)	$ 20,904	$ 4,298	386.4 %	$ 54,053	$ 13,379	304.0 %
Wholesale Shipments (2)	4,524	3,526	28.3 %	9,474	7,267	30.4 %
Average Sales Price	$ 127,558	$ 126,573	0.8 %	$ 130,691	$ 130,935	(0.2)%

	As of 1/31/2026	As of 1/31/2025	Change
Backlog (1)	$ 1,042,227	$ 1,124,735	(7.3)%
Dealer Inventory (3)	11,324	10,021	13.0 %

Fiscal 2026 Second Quarter Key Drivers

- Net sales increased 29.3% compared to the prior-year period as unit shipments increased 28.3% on the strength of our shipments to rental customers as well as our products continuing to resonate with customers at critical price points
- Gross margin percentage improved 170 basis points over the prior-year period due to volume leverage and lower labor costs
- Increases in net sales and gross margin drove strong income before income taxes for both the three and six months ended January 31, 2026
- Independent dealer inventory of THOR Motorized products at January 31, 2026 was up 13.0% compared to the prior year, favorably positioning channel inventory as we enter the spring selling season


GEMINI
GEMINI

THOR

(1) $ in thousands; (2) in units; (3) Independent dealer inventory of THOR products, in units

6

European Segment

	Q2 FY 2026	Q2 FY 2025	Change	FYTD 2026	FYTD 2025	Change
Net Sales (1)	$ 684,472	$ 612,465	11.8 %	$1,339,951	$1,217,368	10.1 %
Gross Profit Margin %	11.0%	13.2%	(220) bps	11.4%	14.3%	(290) bps
Income (Loss) Before Income Taxes (1)	$ (12,308)	$ 2,210	n/m	$ (38,946)	$ 3,387	n/m
Wholesale Shipments (2)	9,465	9,442	0.2 %	18,188	18,077	0.6 %
Average Sales Price	$ 72,316	$ 64,866	11.5 %	$ 73,672	$ 67,343	9.4 %

	As of 1/31/2026	As of 1/31/2025	Change
Backlog (1)	$ 1,832,102	$ 1,644,015	11.4 %
Dealer Inventory (3)	23,281	25,732	(9.5)%

Fiscal 2026 Second Quarter Key Drivers

- Net sales increased 11.8% driven by the combined impact of a 0.2% increase in unit shipments and an 11.6% increase in the overall price per unit, of which 11.4% was due to favorable changes in foreign exchange rates
- Gross margin decreased 220 bps compared to Q2 FY25 due to a higher mix of lower-margin, special-edition motorcaravan products as well as increased warranty costs
- Loss before income taxes includes restructuring costs of $5.1 million and $12.3 million for the three and six months ended January 31, 2026, respectively
- We believe the dealer inventory levels of our European motorcaravan and campervan products are generally in line with historical seasonal levels, while urban vehicle and caravan inventory remains slightly elevated, but improving



THOR

(1) $ in thousands; (2) in units; (3) Independent dealer inventory of THOR products, in units

7

8 ($ in thousands) As of January 31, 2026 As of January 31, 2025 Cash and Cash Equivalents $ 242,176 $ 373,819 Availability under Revolving Credit Facility 998,000 855,000 Total Liquidity $ 1,240,176 $ 1,228,819 Outstanding Debt (1) $ 889,538 $ 1,045,380 Leverage Ratios (2) As of January 31, 2026 As of January 31, 2025 Net Debt / TTM EBITDA 1.0 x 1.1 x Net Debt / TTM Adjusted EBITDA 0.9 x 1.0 x Cash Flow Generation FYTD 2026 FYTD 2025 Net Cash Provided by (Used in) Operations $ (157,108) $ 61,582 (1) Total gross debt obligations inclusive of the current portion of long-term debt (2) See the Appendix to this presentation for reconciliation of non-GAAP measures to the most directly comparable GAAP financial measures Strong liquidity and a low leverage ratio position THOR to seize upon opportunities in both North America and Europe

9 Capital Management PRIORITIES AND FISCAL 2026 ACTIONS Invest in THOR’s business ▪ Capex investment of $28.4 million during Q2 FY26 Pay THOR's dividend ▪ Increased regular quarterly dividend to $0.52 in October 2025 ▪ Represents 16th consecutive year of dividend increases Reduce the Company's debt obligations ▪ Net payments on total debt of $47.1 million during Q2 FY26 ▪ Committed to long-term net debt leverage ratio target of 1.0x Repurchase shares on a strategic and opportunistic basis ▪ Repurchased 242,731 shares, totaling approximately $25.2 million, during Q2 FY26 ▪ $349.0 million available to be repurchased under current authorization as of January 31, 2026 Support opportunistic strategic investments ▪ Liquidity and history of strong annual cash flow generation favorably position THOR to seize upon opportunities in both North America and Europe (1) (1) Our Board currently intends to continue regular quarterly cash dividend payments in the future, subject to certain conditions discussed in the Liquidity and Capital Resources section of Item 2: Management’s Discussion and Analysis in the Company’s Quarterly Report on Form 10-Q for the period ended January 31, 2026

10 Fiscal Year 2026 Guidance (1) (1) Our Fiscal Year 2026 runs from August 1, 2025 through July 31, 2026 (2) Before consideration of any discrete tax items Consolidated Net Sales $9.0B – $9.5B Gross Margin Stable at Midpoint Assumptions ▪ Stable gross margin at midpoint, with upside in a stronger market ▪ Wholesale and retail volumes are roughly balanced ▪ Low- to mid-single-digit retail decline in the North American market with stable market share ▪ No meaningful financial impact related to the strategic evolution of our North American RV operations for the balance of the fiscal year ▪ A tax rate in the range of 24% to 26% (2)Diluted Earnings Per Share $3.75 – $4.25

11 Highlights • On February 23, 2026, THOR announced a strategic pivot from its historically decentralized North American RV operating model with the formation of two North American RV Groups • Jayco, with its Entegra, Open Range and Heartland brands, will unite with Tiffin Motorhomes under the leadership of Jayco President, Ken Walters, pairing two of the industry’s strongest motorized manufacturers and continuing to grow many of the strongest towable brands in North America • To be led by its current President, Jeff Kime, Thor Motor Coach will unite with Keystone, alongside its Dutchmen and Crossroads brands, bringing together two powerful companies to create a complete, full-line motorized and towable portfolio ◦ Troy James, currently serving as THOR’s SVP of International Business Operations, will become Chief Operating Officer of this Group • Airstream and KZ will continue to operate independently, but will benefit from the enhanced collaboration across all of THOR’s brands Structural Benefits • Strategic sourcing coordination and supplier alignment ◦ Supporting long-term cost discipline and supply continuity • Operational standardization and process improvement ◦ Improving efficiency, quality and consistency across brands • Brand and portfolio alignment ◦ Enabling more focused capital allocation and product investment • Enterprise-wide data, systems and digital integration ◦ Strengthening analytics, forecasting and customer engagement capabilities ◦ Enabling a unified dealer portal experience across the THOR family of brands • Value creation for THOR’s independent dealers, customers and shareholders Strategic Evolution of THOR’s North American RV Operating Model

12 Appendix

Quarterly EBITDA & Adjusted EBITDA Reconciliations

THOR Consolidated

($ in thousands)	Q2 FY25	Q3 FY25	Q4 FY25	Q1 FY26	Q2 FY26	TTM
		TTM Fiscal Quarters				
Net Income (Loss) (GAAP)	**$ (3,089)**	**$ 133,928**	**$ 126,625**	**$ 23,169**	**$ 14,641**	**$ 298,363**
Add Back:						
Interest Expense, Net	11,950	11,205	10,058	9,017	9,420	39,700
Income Tax Provision	1,489	21,652	16,742	9,319	6,351	54,064
Depreciation and Amortization of Intangible Assets	65,994	66,173	71,379	66,035	64,878	268,465
EBITDA (Non-GAAP)	**$ 76,344**	**$ 232,958**	**$ 224,804**	**$ 107,540**	**$ 95,290**	**$ 660,592**
Add Back:						
Stock-Based Compensation Expense	8,073	8,188	4,074	10,950	7,947	31,159
Change in LIFO Reserve, net	(1,500)	(1,400)	3,602	—	3,104	5,306
Non-Cash Foreign Currency Loss (Gain)	1,254	2,665	1,944	3,510	(4,589)	3,530
Investment-Related Loss (Gain)	2,635	137	(470)	425	640	732
Weather-Related (Gain)	—	(1,500)	(12,153)	—	—	(13,653)
Strategic Initiatives	—	12,722	15,020	15,050	7,691	50,483
Other Loss (Gain), Including Sales of PP&E	209	1,053	(27,315)	(6,470)	(12,029)	(44,761)
Adjusted EBITDA (Non-GAAP)	**$ 87,015**	**$ 254,823**	**$ 209,506**	**$ 131,005**	**$ 98,054**	**$ 693,388**
Net Sales	$ 2,018,107	$ 2,894,816	$ 2,523,783	$ 2,389,123	$ 2,125,856	$ 9,933,578
Adjusted EBITDA Margin (%)	**4.3 %**	**8.8 %**	**8.3 %**	**5.5 %**	**4.6 %**	**7.0 %**
Total Long-Term Debt as of January 31, 2026 [(1)]						**$ 889,538**
Less: Cash and Cash Equivalents						**242,176**
Net Debt						**$ 647,362**
Net Debt / TTM EBITDA						**1.0 x**
Net Debt / TTM Adjusted EBITDA						**0.9 x**

(1) Total debt obligations as of January 31, 2026 inclusive of the current portion of long-term debt.

EBITDA and Adjusted EBITDA are non-GAAP performance measures included to illustrate and improve comparability of the Company's results from period to period, particularly in periods with unusual or one-time items. EBITDA is defined as net income (loss) before net interest expense (income), income tax provision (benefit) and depreciation and amortization. Adjusted EBITDA reflects adjustments to EBITDA to identify items that, in management's judgment, significantly affect the assessment of earnings results between periods. The Company considers these non-GAAP measures in evaluating and managing the Company's operations and believes that discussion of results adjusted for these items is meaningful to investors because it provides a useful analysis of ongoing underlying operating trends. The adjusted measures are not in accordance with, nor are they a substitute for, GAAP measures, and they may not be comparable to similarly titled measures used by other companies.

THOR

13

Quarterly EBITDA Reconciliations
By Segment

	($ in thousands)	Q2 FY25	Q3 FY25	Q4 FY25	Q1 FY26	Q2 FY26	TTM
			TTM Fiscal Quarters				
Towable	**Net Income (Loss) (GAAP)**	**$ 28,152**	**$ 97,587**	**$ 74,452**	**$ 46,471**	**$ 31,195**	**$ 249,705**
	Add Back:						
	Interest Expense (Income), Net	(3)	(3)	(2)	(3)	(3)	(11)
	Depreciation and Amortization of Intangible Assets	13,155	13,207	13,206	12,118	12,010	50,541
	EBITDA (Non-GAAP)	**$ 41,304**	**$ 110,791**	**$ 87,656**	**$ 58,586**	**$ 43,202**	**$ 300,235**
	Net Sales	**$ 828,266**	**$ 1,168,878**	**$ 888,744**	**$ 897,090**	**$ 710,485**	**$ 3,665,197**
	EBITDA Margin %	**5.0%**	**9.5%**	**9.9%**	**6.5%**	**6.1%**	**8.2%**
Motorized	**Net Income (Loss) (GAAP)**	**$ 4,298**	**$ 32,883**	**$ 39,081**	**$ 33,149**	**$ 20,904**	**$ 126,017**
	Add Back:						
	Interest Expense (Income), Net	(3)	(1)	(1)	(1)	—	(3)
	Depreciation and Amortization of Intangible Assets	8,621	8,400	8,442	8,002	7,996	32,840
	EBITDA (Non-GAAP)	**$ 12,916**	**$ 41,282**	**$ 47,522**	**$ 41,150**	**$ 28,900**	**$ 158,854**
	Net Sales	**$ 446,298**	**$ 666,686**	**$ 557,412**	**$ 661,096**	**$ 577,071**	**$ 2,462,265**
	EBITDA Margin %	**2.9%**	**6.2%**	**8.5%**	**6.2%**	**5.0%**	**6.5%**
European	**Net Income (Loss) (GAAP)**	**$ 7,890**	**$ 45,057**	**$ 59,040**	**$ (13,822)**	**$ (5,179)**	**$ 85,096**
	Add Back:						
	Interest Expense (Income), Net	336	508	18	557	(163)	920
	Income Tax Provision (Benefit)	(5,680)	1,242	(7,092)	(12,816)	(7,129)	(25,795)
	Depreciation and Amortization of Intangible Assets	30,327	30,906	35,960	33,147	32,098	132,111
	EBITDA (Non-GAAP)	**$ 32,873**	**$ 77,713**	**$ 87,926**	**$ 7,066**	**$ 19,627**	**$ 192,332**
	Net Sales	**$ 612,465**	**$ 883,542**	**$ 923,051**	**$ 655,479**	**$ 684,472**	**$ 3,146,544**
	EBITDA Margin %	**5.4%**	**8.8%**	**9.5%**	**1.1%**	**2.9%**	**6.1%**

EBITDA is a non-GAAP performance measure included to illustrate and improve comparability of the Company's results from period to period. EBITDA is defined as net income (loss) before net interest expense (income), income tax provision (benefit) and depreciation and amortization. The Company considers this non-GAAP measure in evaluating and managing the Company's operations and believes that discussion of results adjusted for these items is meaningful to investors because it provides a useful analysis of ongoing underlying operating trends. The adjusted measures are not in accordance with, nor are they a substitute for, GAAP measures, and they may not be comparable to similarly titled measures used by other companies.

THOR

14

15 EUROPEAN SEGMENT NORTH AMERICAN MOTORIZED SEGMENT NORTH AMERICAN TOWABLE SEGMENT We consist of a trusted family of brands that are loved by RV consumers

THOR – The Global RV Industry Leader

	NORTH AMERICAN (2)					EUROPEAN (3)
	Travel Trailers	Fifth Wheels	Class A	Class C	Class B	All RV Categories
CATEGORY						
MARKET SHARE (1)	38.9%	37.1%	49.0%	49.4%	41.9%	23.5%
MARKET POSITION (1)	#2	#1	#1	#1	#1	#2

(1) All retail information presented is for calendar year 2025.

(2) North American retail data is reported by Statistical Surveys, Inc. and is based on official state and provincial records. This information is subject to adjustment, is continuously updated and is often impacted by delays in reporting by various states or provinces.

(3) European retail data is reported by the Caravaning Industry Association e.V. ("CIVD") and the European Caravan Federation ("ECF"). This information is subject to adjustment, continuously updated and is often impacted by delays in reporting by various countries (some countries, including the United Kingdom, do not report OEM-specific data and are thus excluded from the market share calculation).

THOR

16

RV Industry Overview

North America

RV WHOLESALE MARKET TRENDS *(UNITS 000's)*

Calendar YTD Shipments *(Units)*			
Dec. 2025	**Dec. 2024**	**Unit Change**	**% Change**
342,220	333,733	8,487	+2.5%


353.5
237.0
165.6
242.3
252.4
285.7
321.1
356.7
374.2
430.7
504.6
483.7
406.1
430.4
600.2
493.3
313.2
333.7
342.2
349.0
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025
2026 (e)

TOWABLE RV WHOLESALE MARKET TRENDS *(UNITS 000's)*

Calendar YTD Shipments *(Units)*			
Dec. 2025	**Dec. 2024**	**Unit Change**	**% Change**
306,191	298,842	7,349	+2.5%


298.1
208.6
152.4
217.1
227.6
257.6
282.8
312.8
326.9
376.0
442.0
426.1
359.4
389.6
544.0
434.9
267.3
298.8
306.2
311.9
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025
2026 (e)

MOTORIZED RV WHOLESALE MARKET TRENDS *(UNITS 000's)*

Calendar YTD Shipments *(Units)*			
Dec. 2025	**Dec. 2024**	**Unit Change**	**% Change**
36,029	34,891	1,138	+3.3%


55.4
28.4
13.2
25.2
24.8
28.2
38.3
44.0
47.3
54.7
62.6
57.6
46.6
40.8
56.2
58.4
45.9
34.9
36.0
37.1
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025
2026 (e)

THOR

Historical Data: Recreation Vehicle Industry Association (RVIA)
(e) Calendar year 2026 represents the most recent RVIA "most likely" estimate from their December 2025 issue of Roadsigns
Estimated totals may not add due to rounding

17

18 NORTH AMERICAN RV RETAIL MARKET SHARE (1) RV Retail Registrations (1) CCS Index (2) 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 0 100,000 200,000 300,000 400,000 500,000 600,000 0 25 50 75 100 125 150 (1) Source: Statistical Surveys, Inc., U.S. and Canada; Calendar years 2025 and 2024 (2) Source: The Conference Board, Consumer Confidence Survey®, through December 2025 CONSUMER CONFIDENCE VS. RV RETAIL REGISTRATIONS (1)(2) TOWABLE Calendar Year 2025 2024 Units Share % Units Share % Forest River 118,214 37.9% 118,157 37.4 % THOR Industries 117,778 37.7% 119,924 38.0 % Grand Design 26,088 8.4% 27,466 8.7 % Brinkley 7,839 2.5% 4,824 1.5 % Alliance 7,171 2.3% 5,537 1.8 % All Others 34,932 11.2% 40,045 12.6 % Industry Total 312,022 315,953 MOTORIZED Calendar Year 2025 2024 Units Share % Units Share % THOR Industries 17,903 47.5% 18,885 47.2 % Forest River 7,632 20.2% 7,631 19.1 % Winnebago 5,716 15.2% 6,690 16.7 % REV Group 2,493 6.6% 2,827 7.1 % Grand Design 607 1.6% 30 0.1 % All Others 3,374 8.9% 3,965 9.8 % Industry Total 37,725 40,028 North America RV Industry Overview

RV Industry Overview

Europe

FULL-YEAR COMPARISON OF NEW VEHICLE REGISTRATIONS BY CONTINENT *(UNITS 000's)* (1) (2)



208 366 189 289 154 206 150 228 156 247 147 264 137 304 140 333 152 376 168 416 190 471 202 495 211 465 236 522 261 572 219 449 210 382 221 356 216 350
2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025
Europe
North America

EUROPEAN RV RETAIL MARKET SHARE (2) (3)

MOTORCARAVANS & CAMPERVANS — Calendar Year

	2025 Units	2025 Share %	2024 Units	2024 Share %
Trigano	37,241	26.7 %	35,492	25.6 %
Erwin Hymer Group	**35,586**	**25.5 %**	**34,506**	**24.9 %**
Knaus Tabbert	12,861	9.2 %	13,456	9.7 %
Hobby	1,715	1.2 %	1,286	0.9 %
All Others (3)	51,904	37.4 %	54,003	38.9 %
Industry Total	139,307		138,743	

CARAVANS — Calendar Year

	2025 Units	2025 Share %	2024 Units	2024 Share %
Hobby	15,191	36.0 %	16,638	35.7 %
Knaus Tabbert	9,754	23.1 %	10,342	22.2 %
Erwin Hymer Group	**7,080**	**16.8 %**	**8,398**	**18.0 %**
Trigano	6,205	14.7 %	7,106	15.2 %
All Others	4,025	9.4 %	4,144	8.9 %
Industry Total	42,255		46,628	

Note: Industry and Company retail registration statistics have been compiled from individual countries' reporting of retail sales and include the following countries: Germany, France, Sweden, Netherlands, Norway, Italy, Spain and others, collectively the "OEM Reporting Countries." The "Non-OEM Reporting Countries" are primarily the United Kingdom, which made up 17.2% and 10.3% of the caravan and motorcaravan (including campervans) European retail market for the calendar year ended December 31, 2025, respectively, and others. Total European registrations are reported quarterly by the ECF. Data from the ECF is subject to adjustment, is continuously updated and is often impacted by delays in reporting by various countries. The "Non-OEM Reporting Countries" either do not report OEM-specific data to the ECF or do not have it available for the entire time period covered. Market share percentages are calculated based solely upon the available registration statistics from the "OEM Reporting Countries."

(1) Source: Statistical Surveys; North American retail registration data available at www.statisticalsurveys.com

(2) Source: European Caravan Federation; Calendar years 2025 and 2024; European retail registration data available at www.CIVD.de

(3) "All Others" in Motorcaravans and Campervans includes units produced by major European Vehicle OEMs (Volkswagen, Mercedes-Benz and Ford), which combined represent approximately 11.8% and 14.5% of Motorcaravans & Campervans retailed in calendar years 2025 and 2024, respectively

THOR

19

20 Additional Metrics $3,842,508 $3,495,790 $1,073,758 $621,461 $1,124,735 $1,042,227 $1,644,015 $1,832,102 NA Towables NA Motorized European 1/31/25 1/31/26 121,300 87,800 86,200 79,100 Inventory Units 1/31/23 1/31/24 1/31/25 1/31/26 NORTH AMERICAN INDEPENDENT DEALER INVENTORY OF THOR PRODUCTS RV BACKLOG OF $3.50 billion (9.0)% (1) (1) As compared to January 31, 2025 (2) Comparable independent dealer inventory unit information was not available prior to July 31, 2023 24,800 25,700 23,300 Inventory Units 1/31/24 1/31/25 1/31/26 EUROPEAN INDEPENDENT DEALER INVENTORY OF THOR PRODUCTS (2) ($ in thousands)

www.thorindustries.com THOR INVESTOR RELATIONS CONTACT: investors@thorindustries.com (574) 970-7460